Exhibit 24.2


                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Mark Zusy as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and file this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.





/s/ Samir Tabet           Director and Managing Director        April 19, 2001
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Samir Tabet